Exhibit 10.17
Unpatented Mining Claims When Recorded Please Return Original to: Peter J. Smith, Esq. 300 West 2" St. Carson City, NV 89703 775 882-9441

AMENDED MEMORANDUM OF SECURITY AGREEMENT

WHEREAS Grantor NEWGOLD, Inc., a Delaware corporation, has caused to be executed a Securities Purchase Agreement dated September 26, 2006, as amended November 1, 2006, in favor of the Grantee CORNELL CAPITAL PARTNERS, LP, which Securities Purchase Agreement requires the amendment of the Memorandum of Security Agreement previously recorded with the Pershing County Recorder on February 14, 2006, on Roll 405, Page 87 as file No. 247392;

NOW THEREFORE the Grantor NEWGOLD, Inc. does hereby amend the above referenced Memorandum of Security Agreement to further provide for said Memorandum to give notice of the obligations of NEWGOLD, Inc. set forth in the Securities Purchase Agreement dated September 26, 2006, as amended November 1, 2006, which obligations are in an additional gross principal amount of up to $3,000,000.00, and

WHEREAS the parties desire to give notice to the public and any interested person of the increased obligations secured by the existing security agreement as an interest in said mining claims,

NOW THEREFORE the undersigned declares on behalf of NEWGOLD, Inc., that the security interest previously granted and conveyed to CORNELL CAPITAL PARTNERS, LP, to secure the obligations of NEWGOLD, Inc., as described in the Memorandum of Security Agreement referred to above, is hereby ratified, renewed and amended to provide that the same mining claims, and all improvements and equipment appurtenant thereto shall secure the additional obligations of the Grantor as set forth in the Securities Purchase Agreement dated September 26, 2006, as amended November 1. 2006.

PROPERTY DESCRIPTION

Those certain mining claims recorded with the U.S. Bureau of Land Management as serial numbers 243962 through 243977, 243979 through 243983, and 243985 through 244041 bearing the names R1-6, R8, RCL46- 50, RCL60-63. R17, R19, R21, R23, R25 and RC1-57; all located in Sections # 16, 17, 18, 20 and 21, T 27 N, R 34 E M.D.B & M in Pershing County, State of Nevada.
Signed November 8, 2006	/s/ A. SCOTT DOCKTER NEWGOLD, Inc. By: A. Scott Dockter, President

ACKNOWLEDGMENT
                                                                BOOK 414 PAGE 879

STATE OF CALIFORNIA     )
                 )s/s
COUNTY OF SACRAMENTO       )

On November 8,2006, before me, Donna M. Gulrich, Notary Public, personally appeared A. Scott Dockter, personally known to me or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.